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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-29671 333-29671-01) and the Joint Registration Statement on Form S-4 (File No. 333-39875 and 333-39875-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company as amended of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates.

                                                /s/ Coopers & Lybrand L.L.P.


Tampa, Florida
December 8, 1997